Catastrophe Reinsurance Program

This report is to help interested stakeholders better understand our reinsurance program and how it affects the financial results of The Progressive Corporation and our wholly owned subsidiaries and affiliates in which we have a controlling financial interest; collectively referred to as Progressive, we, or our. We offer this report as an overview of our reinsurance practices. It is not intended to be, nor is it, a comprehensive examination of our practices. For a further discussion of our reinsurance program and outcomes, please refer to our periodic reports that are publicly filed with the United States Securities and Exchange Commission ("SEC"). Our reinsurance programs support our overall exposure management strategy, in alignment with our corporate risk management and risk appetite, to limit volatility primarily caused by the unpredictability of losses related to severe weather.
Progressive evaluates its reinsurance programs during the renewal process, if not more frequently, to ensure our programs continue to effectively address the company’s risk exposure and tolerance. Progressive will continue to assess its need and ability to assume more risks with the availability and costs of various types of reinsurance contracts.
Progressive does not reinsure its personal auto business outside of the regulated programs discussed in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2025.

2026 - 2027 Property Catastrophe Reinsurance Program

Progressive completed placement of its 2026-2027 Property Catastrophe per Occurrence Reinsurance program, which renewed June 1, 2026. Progressive also renewed its annual Property Catastrophe Aggregate Reinsurance program January 1, 2026.

The Property Catastrophe Reinsurance Program provides excess of loss protection for personal property (Property) and for certain business owners property (BOP) business, for losses related to catastrophe events, including but not limited to hurricanes, severe convective storms, named storms, fire following earthquakes, severe winter weather, and wildfires. The program is designed to reduce overall risk while, to the extent of coverage purchased, protecting capital from the costs associated with catastrophic events. This program includes contracts that cover single and multi-year periods with both traditional reinsurers and insurance-linked securities (ILS) markets.

Property per Occurrence Excess of Loss (XOL) Program
The Property per Occurrence XOL program, which covers losses occurring during the period from June 1, 2026, through May 31, 2027, supports the goal of maintaining adequate capital and is comprised of privately placed reinsurance, reinsurance placed through catastrophe bond transactions, and coverage obtained through the Florida Hurricane Catastrophe Fund (FHCF). The Property per Occurrence XOL program has a retention threshold of $300 million of losses and allocated loss adjustment expenses (ALAE) for the first event outside of Florida and $75 million for the first event in Florida. Coverage limits, net of retention but including the shared limit coverage discussed below, are $2.19 billion for a first event in Florida and $1.85 billion for a first event outside of Florida.

Coverage for a second event (and, potentially, for subsequent covered events) under the Property per Occurrence XOL program would depend on several factors, including the location and the extent of covered losses of the earlier events in the contract period. Portions of our program include reinstatement limits providing coverage for subsequent events. Some portions of our Property per Occurrence XOL program have an obligatory reinstatement of coverage. Reinstatement premiums would have no effect on our results of operations since, per our contracts, we have separate reinsurance to cover these situations.

Florida-Only XOL Layer
Provides $225 million of coverage in excess of a $75 million retention threshold and after FHCF coverage.
•Effective: June 1, 2026 - May 31, 2027
•Reinstatement: None

FHCF contracts provide an estimated $112.6 million (90% of $125.1 million) in excess of a $71.7 million retention of indemnification for qualifying Property losses caused by National Hurricane Center declared hurricanes.
•Reimburses ultimate net loss plus up to 10% of
loss adjustment expenses that are in excess of the retention
•Inures to the benefit of both the Florida-Only XOL layer and the nationwide Property per Occurrence XOL Program

Property per Occurrence Excess of Loss

$2,155M
$1,980M
$1,650M
$1,250M
$1,050M
$700M
$450M
$300M
$75M
Top and Aggregate Shared Limit
100% of $175M
Layer 6
(Cat Bond)
22.73% of $330M
xs $1,050M
Layer 6
77.27% of
$330M xs $1,050M
Layer 5
100% of $400M xs $1,050M
Layer 4
(Cat Bond)
100% of $200M xs $1,050M
Layer 3
100% of $350M xs $700M
Reinstatement: 1@100%, w/Reinstatement Premium Protection
Layer 2
100% of $250M xs $450M
Reinstatement: 1@100%, w/Reinstatement Premium Protection
Layer 1
100% of $150M xs $300M
Reinstatement: 1@100%, w/Reinstatment Premium Protection
Florida-Only Layer
100% of $225M xs $75M
Retention

Notes:

Florida Hurricane Catastrophe Fund provides an estimated additional 90% of $125.1 million of limit in excess of a $71.1 million retention.

•Reinstatement: None

Layers 1-3: Single-Year and Multi-Year per Occurrence XOL
Reinsures Property and BOP business against losses and ALAE arising from perils including, but not limited to, hurricane, windstorm, severe convective storm, hail, tornado, fires following earthquakes, and wildfire.
•Effective: June 1, 2026 with a combination of single-year and multi-year agreements
•Reinstatement: Layers 1-3 each have one reinstatement with no additional reinstatement premium owed due to pre-paid reinstatement and/or reinstatement premium protection (RPP).

Layer 1 provides $150 million of coverage in excess of $300 million with a combination of single-year and two-year agreements effective 6/1/2026 with portions of limit expiring 6/1/2027 and 6/1/2028.

Layer 2 provides $250 million of coverage in excess of $450 million with a combination of single-year and multi-year agreements effective 6/1/2026 with portions of limit expiring 6/1/2027, 6/1/2028, and 6/1/2029.

Layer 3 provides $350 million of coverage in excess of $700 million with a combination of single-year and multi-year agreements effective 6/1/2026 with portions of limit expiring 6/1/2027, 6/1/2028, and 6/1/2029.

Layers 4-6: Single-Year and Multi-Year per Occurrence XOL & Multi-Year Cat Bonds
Reinsures Property and BOP business against losses and ALAE arising from perils including, but not limited to, hurricane, windstorm, severe convective storm, hail, tornado, fires following earthquakes, and wildfire.
•Layers 4-6 cascade down to attach at $1.05 billion depending on various potential scenarios involving multiple loss events.
•Reinstatement: None

Layer 4 Bonanza Re Ltd 2024-1 Class C Cat bond, provides $200 million of coverage in excess of $1.05 billion.
•Effective: June 1, 2026 – May 31, 2027

Layer 5 provides $400 million of coverage in excess of $1.05 billion with a combination of single-year and multi-year agreements effective 6/1/2026 with a portion of limit expiring 6/1/2027, 6/1/2028, and 6/1/2029.

Layer 6 comprises a combination of Cat Bond, single-year, and multi-year traditional reinsurance agreements.
•Layer 6.A, Bonanza Re Ltd Series 2024-1 Class B Cat Bond, provides $75 million (22.73% of $330 million) of coverage in excess of $1.05 billion. Effective: June 1, 2026 – May 31, 2027.
•Layer 6.B provides $255 million (77.27% of $330 million) of coverage in excess of $1.05 billion and is comprised of a combination of single-year and multi-year agreements effective 6/1/2026 with portions of limit expiring 6/1/2027, 6/1/2028, and 6/1/2029.

Top Layer and Aggregate Shared Limit
Included in the Property per Occurrence XOL Program is shared limit coverage “Top & Aggregate” layer that provides $175 million of limit for named storms. This reinsurance agreement has two coverage parts which can, depending on the circumstances, provide additional coverage for a significant covered event, or provide coverage for aggregate losses under our Occurrence XOL retention.
•Effective: January 1, 2026 – December 31, 2026
•Coverage A: Occurrence layer provides per occurrence coverage of $175 million in excess of $1.05 billion
•Coverage B: Aggregate layer provides $175 million of coverage in excess of a $335 million retention with a $280 million in excess of $20 million per event qualifying layer
•Limit provided by Coverage A and B is shared
•Reinstatement: None

Reinstatement Premium Protection (RPP)
Provides coverage for any additional premium due to reinstate limit because of a loss ceded to Layers 1-3 of Property per Occurrence XOL Program. This coverage eliminates reinstatement premium exposure following a ceded catastrophe loss to Layers 1-3.

Property Aggregate XOL Program
The Aggregate XOL Program provides multiple layers of coverage for Property and BOP catastrophe losses and ALAE on an annual basis.

Layer 1 and 2 Aggregate XOL
Provides $237.5 million of all perils aggregate coverage against ISO Property Claim Services (PCS) events in excess of an aggregate retention of $550 million.
•Effective: January 1, 2026 – December 31, 2026
•Layer 1: $112.5 million of total coverage, net of retention
•Layer 2: $125 million of total coverage, net of retention, through Bonanza Re Ltd Series 2025-1 Class A bonds
•Qualifying Layer: Before each loss could be considered for aggregation, a per occurrence deductible of $20 million and retention limit, net of the per occurrence deductible, of $280 million applies.

Layer 3 Aggregate XOL
Provides $62.5 million of all perils aggregate coverage against PCS events in excess of an aggregate retention of $750 million.
•Effective: January 1, 2026 – December 31, 2026
•Qualifying Layer: Before each loss could be considered for aggregation, a per occurrence deductible of $20 million and retention limit, net of the per occurrence deductible, of $280 million applies.

Other Reinsurance

Additional Personal Lines Reinsurance
Beginning in 2026, we have an occurrence XOL program covering our special lines boat product, which provides coverage from January 1, 2026, through December 31, 2026. This program provides $150 million of coverage for named windstorms in excess of a $225 million per event retention. The boat XOL program includes reinstated limits providing coverage for subsequent events.

Commercial Lines Program
The reinsurance program for our Commercial Lines business is designed to help manage certain additional exposures in our transportation network company (TNC), BOP, and workers’ compensation products. Our Commercial Lines business uses quota-share reinsurance agreements for TNC and certain BOP product coverages. We also utilize XOL reinsurance agreements for workers’ compensation, which reinsure a portion of loss above a retention threshold. Under each agreement, we cede a portion of premiums, losses, and, in most cases, loss adjustment expenses.
For workers’ compensation products, we have a combination of XOL and catastrophe coverage up to $38 million per occurrence, pursuant to a $20 million maximum one-life sublimit, excess a $2 million retention.

For our TNC product, the amounts retained vary by state and cost-sharing agreements are in place with companies owned by the TNC company. Recoverable balances under these arrangements are required by our contracts to be collateralized (i.e., secured by assets held by an independent third party or a letter of credit issued by a commercial bank) at a target of over 100% of the recoverable balance.

Catastrophe Modeling

The extent of insured losses from a catastrophe event is a function of our total insured exposure in the area affected by the event, the nature, severity, and duration of the event, and the extent of reinsurance that we have obtained with respect to such an event. We use various analyses and methods, including proprietary and third-party catastrophe modeling, to help estimate our exposure to such events to price our products, estimate our losses arising from catastrophe events, and inform our reinsurance strategy. We model various catastrophic perils, with hurricane being our portfolio’s most significant natural catastrophe peril.

The following table shows the probability that modeled loss for Property and BOP exposures, from a single catastrophic event in a one-year timeframe, will equal or exceed the indicated loss amount (including allocated claim adjustment expenses and gross of tax) for a range of return periods prior to the application of reinsurance.

Likelihood of Exceedance	Return Period	Gross PML ($M)
2%	1 in 50 yr.	928.5
1%	1 in 100 yr.	1,325
0.4%	1 in 250 yr.	1,798
0.1%	1 in 1,000 yr.	2,786

These estimated loss amounts are as of March 31, 2026. The modeled loss amounts are based on the occurrence exceedance probability for hurricane wind, severe convective storm, winter storm, earthquake fire following, and wildfire perils from a commercially available vendor model. The loss amounts contemplate impacts of historical losses, exposure change, inflation, and modeling updates based on recent trends and scientific analysis.

Catastrophe modeling is subject to significant uncertainty and relies on a significant amount of judgement regarding experience, exposure, scientific engineering, history, and other assumptions that limit their reliability and predictive value. Those tools are based on historical data and other assumptions that limit their reliability and predictive value. Actual losses could materially differ from the indicated threshold loss. See Item 1A, Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of certain risks related to catastrophe events.

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